Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Simon Biddiscombe, President and Chief Executive Officer (Principal Executive Officer) of MobileIron, Inc. (the “Company”), and Shawn Ayers, Interim Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3, 2017

IN  WITNESS  WHEREOF, the undersigned have set their hands hereto as of the 3rd day of November, 2017.

Imon

/s/ Simon Biddiscombe	/s/ Shawn Ayers
Simon Biddiscombe	Shawn Ayers
President and Chief Executive Officer	Interim Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MobileIron, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”